          WESTVACO CORPORATION AND CONSOLIDATED SUBSIDIARY COMPANIES

               Computation of Ratio of Earnings to Fixed Charges

                                  (unaudited)

                         (In thousands, except ratio)

                                                                                Year Ended October 31,
                                                            -----------------------------------------------------------
                                                              1992         1993        1994         1995         1996
                                                            --------     --------     --------     --------     --------
Pre Tax Earnings from Continuing Operations                 $206,112     $ 92,912     $161,906     $470,326     $335,956
    Interest charges                                          78,966       82,696      109,069      100,205       90,063
    Interest factor portion of rentals                         8,705        9,657       10,219       11,324       12,210
                                                            --------     --------     --------     --------     --------
      Earnings as adjusted                                  $293,783     $185,265     $281,194     $581,855     $438,229
                                                            ========     ========     ========     ========     ========

Fixed charges:
    Interest charges, including capitalized interest        $102,093     $115,494     $114,947     $107,501     $105,312
    Interest factor in rent charges                            8,705        9,657       10,219       11,324       12,210
                                                            --------     --------     --------     --------     --------
      Total fixed charges                                   $110,798     $125,151     $125,166     $118,825     $117,522
                                                            ========     ========     ========     ========     ========

Ratio of earnings to fixed charges                              2.65         1.48         2.25         4.90         3.73
                                                            ========     ========     ========     ========     ========
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